Exhibit 99.1

REALPAGE SETTLES YARDI LITIGATION

CARROLLTON, Texas, July 2, 2012 — RealPage, Inc. (NASDAQ:RP), a leading provider of on demand software and software-enabled services to the rental housing industry, today announced that it has entered into a comprehensive settlement of the litigation that has been pending with Yardi Systems, Inc. since January 2011.

Steve Winn, Chairman and CEO of RealPage, commented: “Yardi and RealPage have worked through the processes and protections designed to ensure that both of our applications work well together and our intellectual property rights are protected. While our discussions have taken a long time, we were focused on making sure that the settlement addressed the issues that our companies face competing and cooperating to ensure our common clients receive the best possible service. We believe this settlement has accomplished that objective.”

As part of the settlement, Yardi and RealPage have granted each other perpetual licenses and rights to substantially expanded interfaces so that clients can experience a more full-featured integration between RealPage and Yardi applications. The parties also have established ongoing testing environments to ensure that the interfaces operate smoothly as designed. The expanded interfaces will operate on current and future versions of Yardi’s Voyager 6.0 and both versions of the Voyager S platforms and current and future versions of RealPage’s OneSite platform. In addition, RealPage has been granted a license to certain patents related to the Yardi PopCardTM technology that improves a leasing agent’s ability to manage incoming leads from diverse lead channels.

RealPage will continue providing Voyager hosting to current clients for five more years. RealPage also has agreed to stop offering hosting services for Yardi software to new customers and to stop providing support or implementation services for Yardi software.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s expectations with regard to the settlement announced herein and the parties’ future business relationship and performance. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the discovery of facts and circumstances currently not available to management; and (b) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Quarterly Report on Form 10-Q previously filed with SEC on May 7, 2012. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

About RealPage

Located in Carrollton, Texas, a suburb of Dallas, RealPage provides on demand (also referred to as “Software-as-a-Service” or “SaaS”) products and services to apartment communities and single family rentals across the United States. Its on demand product lines include OneSite® property management systems that automate the leasing, renting, management, and accounting of conventional, affordable, tax credit, student living, senior living and military housing properties; LeaseStar™ multichannel managed marketing that enables owners to originate, syndicate, manage and capture leads more effectively and at less overall cost; YieldStar® asset optimization systems that enable owners and managers to optimize rents to achieve the overall highest yield, or combination of rent and occupancy, at each property; Velocity™ billing and utility management services that increase collections and reduce delinquencies; LeasingDesk® risk mitigation systems that are designed to reduce a community’s exposure to risk and liability; OpsTechnology® spend management systems that help owners manage and control operating expenses; and Compliance Depot™ vendor management and qualification services to assist a community in managing its compliance vendor program. Supporting this family of SaaS products is a suite of shared cloud services including electronic payments, document management, decision support and learning. RealPage’s MyNewPlace® subsidiary is one of the largest lead generation apartment and home rental websites, offering apartment owners and managers qualified, prospective residents through subscription, pay-per-lead and LeaseMatch pay-per-lease programs. Through its Propertyware subsidiary, RealPage also provides software and services to single-family rentals and low density, centrally-managed multifamily housing. For more information, call 1-87-REALPAGE or visit www.realpage.com.

Contacts:

Investor Relations

Rhett Butler

972-820-3773

rhett.butler@realpage.com

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